UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) March 17, 2005

Microfield Group, Inc.

(Exact name of registrant as specified in its charter)

Oregon	000-26226	93-0935149
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

1631 NW Thurman, Suite 200, Portland, OR	97209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (503) 419-3580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT 16

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     Previous independent registered public accounting firm

On March 17, 2005, Microfield Group, Inc. (the “Company”) notified PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) that it was being dismissed as the Company’s independent registered public accounting firm.. The decision to dismiss PricewatherhouseCoopers as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on March 16, 2005.

Except as noted in the paragraph immediately below, the reports of PricewaterhouseCoopers on the Company’s consolidated financial statements for the years ended January 3, 2004 and December 28, 2002 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of PricewaterhouseCoopers on the Company’s consolidated financial statements as of and for the years ended January 3, 2004 and December 28, 2002 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has suffered recurring losses from continuing operations and has experienced negative cash flows from continuing operating activities and also due to significant uncertainty with respect to Company’s ability to meet short-term cash requirements.

During the years ended January 3, 2004 and December 28, 2002, and through March 16, 2005, the Company has not had any disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers’ satisfaction, would have caused them to make reference thereto in their reports on the Company’s consolidated financial statements for such years.

Except as described in the following paragraph, during the years ended January 3, 2004 and December 28, 2002, and through March 16, 2005, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

In connection with its audit of the Company’s consolidated financial statements for the year ended January 3, 2004, PricewaterhouseCoopers communicated to the Company’s Board of Directors the existence of certain deficiencies in the area of accounts payable, cash disbursements, inventory accounting and document retention, which were considered by PricewaterhouseCoopers to be material weaknesses in the operation of the Company’s internal controls. A discussion of such material weaknesses, together with management’s response and remedial actions, may be found in: Item 8A of the Company’s Annual Report on Form 10KSB for the fiscal year ended January 3, 2004, which was filed with the Securities and Exchange Commission (“SEC”) on May 20, 2004; Item 3 of the Company’s Quarterly Report on Form 10-QSB for the three month period ended April 3, 2004, which was filed with the SEC on June 25, 2004; Item 3 of the Company’s Quarterly Report on Form 10-QSB for the three and six-month period ended July 3, 2004, which was filed with the SEC on August 23, 2004; and Item 3 of the Company’s Quarterly Report on Form 10-QSB for the three and nine-month period ended October 2, 2004, which was filed with the SEC on December 23, 2004.

The Company has authorized PricewaterhouseCoopers to respond fully to any inquiries from Russell Bedford Stefanou Mirchandani LLP (“Russell Bedford Stefanou Mirchandani”), the Company’s recently engaged independent registered public accounting firm (as discussed below), regarding the material weaknesses discussed above.

The Company has provided PricewaterhouseCoopers with a copy of the above disclosures. The Company has requested PricewaterhouseCoopers to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not PricewaterhouseCoopers agrees with the statements made herein above and, if not, stating in which respects PricewaterhouseCoopers does not agree. Attached as Exhibit 16.1 hereto is a copy of PricewaterhouseCoopers’ response letter, dated March 22, 2005.

     New independent registered public accounting firm

On March 17, 2005, the Company has engaged Russell Bedford Stefanou Mirchandani as its independent registered public accounting firm for the Company’s fiscal year ended January 1, 2005. The decision to engage Russell Bedford Stefanou Mirchandani as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on March 16, 2005.

During the two most recent fiscal years and the period through the date of this disclosure, the Company did not consult with Russell Bedford Stefanou Mirchandani regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and related instructions of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
16	Letter from PricewaterhouseCoopers LLP to the Commission, dated March 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2005

MICROFIELD GROUP, INC.
By:	/s/ Gary M. Kapral
Gary M. Kapral
Chief Financial Officer